                                                                    EXHIBIT 23.1


FIGEREC                                          DELOITTE TOUCHE TOHMATSU - BMA
28, RUE JEAN BROQUIN                             81 BOULEVARD STALINGRAD
69006 LYON - FRANCE                              69100 VILLEURBANNE - FRANCE



                                      DECAN
                                 Societe Anonyme
                6 avenue Claude Chappe - Zone d'activite Telebase
                         69370 SAINT-DIDIER AU MONT D'OR



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 33-80325 on Form S-8 pertaining to the Metamor Worldwide, Inc., 1995 Long Term Incentive Plan, Registration Statement No. 333-3030 on Form S-8 pertaining to the Metamor Worldwide Inc., Employee Stock Purchase Plan, Registration Statement No. 333-46347 on Form S-8 pertaining to the Metamor Technologies, Ltd Restricted Stock Plan and related prospectuses of our report dated October 7, 1998, (July, 2, 1999 as to Note 10) with respect to the consolidated financial statements of Decan for the year ended June 30, 1998 which report is included in this current report on Form 8-K/A of Metamor Worldwide, Inc.


July 2, 1999


FIGEREC                                DELOITTE TOUCHE TOHMATSU - BMA




Georges Bonnepart                      Jacques Convert
Partner                                Partner